SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                           EXCHANGE ACT OF 1934

Filed by the Registrant  /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement       / / Confidential for Use of
                                      the Commission Only (as
/x/ Definitive Proxy Statement        permitted by Rule 14a-6(e)(2))
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c)or sec.240.14a-12

                             NextHealth, Inc.
-----------------------------------------------------------------------
           (Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

/x/ No fee required

/ / $125 per Exchange Act Rules 0-11(c) (1) (ii), or 14-a6(i)(1), or 14a-
    6(i)(2) or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                         NEXTHEALTH, INC.

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD MAY 21, 1998
                      _____________________

          Notice is hereby given that the Annual Meeting of Stockholders of NextHealth, Inc., a Delaware corporation (the "Company") will be held at 10:00 a.m. Central Time at the Hyatt Regency O'Hare, 9300 W. Bryn Mawr, Rosemont, Illinois on May 21, 1998 for the following purposes:

     1. Election of Directors. To elect two directors to hold office for terms of three years each and until their successors have been elected and qualified.

     2. Appointment of Independent Auditors. To act upon the recommendation of the Board of Directors on the appointment of Ernst & Young LLP as the Company's independent auditors for 1998.

     3. Approval of Amendment to Non-Employee Directors Stock Option Plan. To act upon an amendment increasing the number of shares of Common Stock available for issuance from the Company's Non-Employee Directors Stock Option Plan.

     4. Other Matters. To act upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

     Holders of Common and Series A Preferred Stock of record at the close of business on April 20, 1998 shall be entitled to notice of and to vote at the meeting or any postponements or adjournments thereof. Only stockholders of record and guests of the Company shall be entitled to attend the Annual Meeting.

                                   By Order of the Board of Directors,

                                   /s/ Bertha B. Kenny
                                   -----------------------
                                   Bertha B. Kenny
                                   Secretary
April 24, 1998
Tucson, Arizona

          PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE
           ENCLOSED PROXY CARD IN THE POSTAGE PREPAID,
      ENCLOSED ENVELOPE.  IF YOU ATTEND THE ANNUAL MEETING,
       YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE
               PREVIOUSLY RETURNED YOUR PROXY CARD.

                         NextHealth, Inc.

                  16600 N. Lago Del Oro Parkway
                      Tucson, Arizona 85739
                          April 24, 1998
                -------------------------------
                         PROXY STATEMENT
                -------------------------------
                  ANNUAL MEETING OF STOCKHOLDERS
                           MAY 21, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of NextHealth, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Central Time at the Hyatt Regency O'Hare, 9300 W. Bryn Mawr, Rosemont, Illinois on May 21, 1998 or at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

     This Proxy Statement, the Notice of Meeting and the accompanying Proxy Card are first being mailed to stockholders on or about April 24, 1998. The Annual Report to Stockholders (including financial statements for the year ended December 31, 1997) which is not part of this proxy solicitation material, is being mailed simultaneously to all stockholders of record.

                       GENERAL INFORMATION

     Only stockholders of record at the close of business April 20, 1998, (the "Record Date"), will be entitled to notice of and to vote the shares of common stock of the Company, par value $.01 per share ("Common Stock") or Convertible Preferred Stock, Series A, par value $.01 per share ("Series A Preferred Stock"), held by them on such date at the Annual Meeting or any and all postponements or adjournments thereof. On the Record Date, 8,554,938 shares of Common Stock and 46,065 shares of Series A Preferred Stock were outstanding and entitled to vote at the Annual Meeting.

     Each share of Common Stock entitles the holder thereof to cast one (1) vote and each share of Series A Preferred Stock entitles the holder to cast one-hundred (100) votes on the matters to be voted upon at the Annual Meeting.

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card will vote (i) for the election as directors of the nominees listed herein; (ii) for the appointment of Ernst & Young LLP as the Company's independent auditors for 1998; (iii) for the proposed amendment to the Company's Non-Employee Directors Stock Option Plan; and, (iv) as recommended by the Board of Directors with regard to all other matters or if no such recommendation is given, in their own discretion.

     The tabulation of proxies and the votes cast at the meeting will be conducted and certified to by an independent inspector of elections.

     Each proxy granted may be revoked by the stockholder giving such proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests in writing. Attendance at the Annual Meeting will not, in itself, constitute revocation of the proxy.

     The presence at the Annual Meeting, in person or by Proxy, of a majority of the shares of Common Stock (including shares of Common Stock represented by the Series A Preferred Stock on as "as converted" basis) outstanding on the Record Date, will constitute a quorum for the conduct of business.

                      ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of five persons elected by the holders of Common Stock ("Common Directors") and four persons elected by the holder of the Series A Preferred Stock("Preferred Directors"). The Common Directors serve staggered three-year terms in such a way that approximately one-third of the total number of directors is elected each year. The terms of office of two Common Directors expire at the Annual Meeting. The Board of Directors has nominated William T. O'Donnell, Jr., and Stephen L. Berger, Esq., for re-election as Common Directors for terms of three years and until their respective successors are duly elected and qualified.

     It is the intention of the persons named as proxies to vote the proxies for the election of Messrs. O'Donnell and Berger as Common Directors unless the stockholders direct otherwise in their proxies. The Board has no reason to believe that either Mr. O'Donnell or Mr. Berger will not serve if elected, but if either should become unavailable to serve as a director, and if the Board shall designate a substitute nominee, the persons named as proxies intend to vote for the substitute nominee designated by the Board of Directors.

     Messrs. O'Donnell and Berger will be elected as Common Directors if a quorum is present and they receive the affirmative vote of a plurality of the outstanding shares of the Common Stock of the Company (including shares of Common Stock represented by the Series A Preferred Stock on an "as converted" basis) present in person or represented by proxy at the meeting and entitled to vote on the election of directors. "Plurality" means that the two individuals who receive the largest number of votes cast are elected as directors.

     The following information is submitted concerning the nominees for Common Director and the Common and Preferred Directors continuing in office:

NOMINEES:

     WILLIAM T. O'DONNELL, JR.
     Director Since: 1984
     Age:  49

     Mr. O'Donnell is the Chairman of the Board and Chief Executive Officer of the Company. He has been the Chairman of the Board since 1984 and was, until year end 1994, also the Company's Chief Executive Officer. He became Chief Executive Officer again in November, 1996 following the resignation of John H. Schmitz. From February 1984 until February 1993, Mr. O'Donnell held and he currently holds the title of President. Mr. O'Donnell is the Managing Director of ODE, LLC, of Chicago, Illinois an investment and development company. Previously, Mr. O'Donnell was employed by Bally Manufacturing Corporation from 1971 to 1983 in various marketing and corporate positions. He served as President of two major divisions and was a corporate Vice President of Bally. Mr. O'Donnell is a member of the Committee to Advance the Center for Alcohol and Addiction Studies at Brown University. He also serves on the National Board of Directors of Boy's Hope. Mr. O'Donnell received his Bachelor of Arts degree from Brown University in 1971 and a Master of Management degree from the Kellogg Graduate School of Management at Northwestern
     University in 1978.

     STEPHEN L. BERGER, ESQ.
     Director Since: 1996
     Age: 53

     Mr. Berger became a director in November, 1996 to fill the vacancy created by the resignation and remaining term of John H. Schmitz. He is a partner with the Chicago law firm of Neal, Gerber & Eisenberg. From 1985 to 1989, Mr. Berger was a Senior Vice President in the hotel group at VMS Realty Partners, a Chicago investment firm. During such time, he was actively engaged in the acquisition and operation of 10 hotel and resort properties. Mr. Berger specializes in real estate matters and, in particular, hotels and resorts. Prior to 1985, Mr. Berger was a partner in the Chicago law firm of Friedman & Koven in the real estate practice area. Mr. Berger received a B.A. in history from the University of Illinois and a JD from Chicago Kent College of Law.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
     THE ELECTION OF MESSRS. O'DONNELL AND BERGER AS DIRECTORS.

DIRECTORS CONTINUING IN OFFICE:

     (TERM EXPIRING AT 1999 ANNUAL MEETING OF STOCKHOLDERS):

     GEORGE L. RUFF
     Director Since:  1996
     Age: 49

     Mr. Ruff is currently Chairman and Chief Executive Officer of Fall Creek Partners, Inc., of Chicago, Illinois, a company founded by him in 1993 providing investment advisory and asset management services to the hospitality industry. Prior to 1993, Mr. Ruff's investment activities included the acquisition and reorganization of Amtrade International Bank, a former subsidiary of First American Bank. Amtrade, of which Mr. Ruff is co-chairman, specializes in trade finance with a concentration in Central and South America. During the period from 1990-1992, Mr. Ruff was a Partner and Executive Vice President-Real Estate for the Ritz Carlton Hotel Company, during which time he was responsible for determining and implementing Ritz's national and international expansion strategy. During his tenure, Ritz grew from 14 to 25 hotels. In 1987, Mr. Ruff co-founded Ruff, Callaghan & Hemmeter Company, a Chicago based partnership formed to acquire, develop, finance, renovate, asset manage and dispose of major hotel properties in the United States and abroad. In 1983, Mr. Ruff co-founded the VMS Hotel Division, an autonomous partnership within VMS which acquired some 54 hotels and resorts prior to his founding Ruff, Callaghan & Hemmeter in 1987. Prior to 1983, Mr. Ruff had been Executive Vice President of and Director of Operations for Seymour N. Logan Associates, Inc., a position to which he advanced during his 10 years with the firm. Mr. Ruff is a cum laude graduate of DePaul University, and is a Certified Public Accountant.

     (TERMS EXPIRING AT 2000 ANNUAL MEETING OF STOCKHOLDERS):

     JOSEPH R. CRUSE, M.D.
     Director Since:  1991
     Age:  68

     Dr. Cruse is currently a consultant in addiction medicine. From 1988 to 1992, he was the Clinical Director of ONSITE Training and Consulting, Inc. He also maintained a private consulting practice in the treatment of alcoholism and other drug dependencies. He is a certified addictionologist. From 1985 to 1988, Dr. Cruse was the Medical Director of the R.J. CARON Foundation. He was also the founding Medical Director of The Betty Ford Center. Dr. Cruse is the author and co-author of numerous books regarding addictions and dependencies. He received his Doctor of Medicine degree in 1957 from the University of Colorado and his Bachelor of Science and Master of Science degrees from the University of Denver in 1952 and 1953, respectively.

     NEIL E. JENKINS, ESQ.
     Director Since:  1994
     Age:  48

     Mr. Jenkins is a business consultant and operates a golf tour and travel business in Chicago. From 1993 to 1996, Mr. Jenkins was Executive Vice President and Secretary and a member of the Board of Bally Gaming International, Inc. Mr. Jenkins served as Vice President, Secretary and General Counsel of Bally Manufacturing Corporation from 1985 through 1992. Mr. Jenkins graduated from Brown University and the Loyola University School of Law in 1971 and 1980, respectively.

PREFERRED DIRECTORS

     The holder of Series A Preferred Stock, as a class, is entitled to elect four directors to the Company's Board of Directors who serve at the will of the holder of Series A Preferred Stock. The Series A Preferred Stock is currently held by an affiliate of Apollo Real Estate Advisors ("Apollo"). The following are the Preferred Directors of the Company:

     LEE S. NEIBART
     Director Since: 1996
     Age: 47

     Mr. Neibart has been employed by Apollo since 1993 and a partner since 1994. Apollo acts as managing general partner of the Apollo Real Estate Investment Fund ("Apollo Real Estate") and the Apollo Investment Fund ("Apollo Investment"), two private investment funds with investment parameters ranging from direct and indirect real property interests, to public and private debt securities and bank and mortgage debt and to public and private equity investments. Prior to 1993, Mr. Neibart was Executive Vice President and Chief Operating Officer of the Robert Martin Company, a private real estate development/management firm based in Westchester County, New York. Mr. Neibart is a director of Roland International, Inc., and Koger Equity, Inc. Mr. Neibart holds a BA in Real Estate from the University of Wisconsin and an MBA from New York University. He is also the past President of the New York Chapter of the NAIOP.

     MICHAEL L. ASHNER
     Director Since: 1997
     Age: 45

     Mr. Ashner became a director in October, 1997 to fill the vacancy created by the resignation of W. Edward Scheetz. Since 1995, Mr. Ashner has been President and CEO of Winthrop Financial Associates, a real estate investment banking firm affiliated with Apollo Real Estate. From 1984 to 1995, Mr. Ashner was President and a Principal of National Property Investors, a real estate investment banking firm also affiliated with

     Apollo Real Estate. Mr. Ashner is a director of NBTY, Inc. Mr. Ashner has an AB in philosophy and government from Cornell University and a JD from the University of Miami School of Law.

     BRUCE SPECTOR
     Director Since: 1996
     Age: 55

     Since 1995, Mr. Spector has been a partner of the Apollo organization, a group of entities which direct the investment activities of the Apollo Real Estate and the Apollo Investment funds which are engaged in corporate investment activities. From 1993 to 1995, Mr. Spector served as a senior consultant to the Apollo Real Estate and the Apollo Investment funds. Prior to 1993, Mr. Spector was a member of the law firm of Stutman, Treister and Glatt, spending a substantial amount of that time as a senior partner and head of the firm's executive committee. Mr. Spector is a director of United International Holdings, Inc.; Telemundo Group, Inc.; Vail Associates, Inc.; and Metropolis Real Estate Investment Trust. Mr. Spector holds a BA in Economics, Phi Beta Kappa, from the University of Southern California and a JD from the UCLA School of Law.

     ALFRED C. TRIVILINO
     Director Since: 1996
     Age: 34

     Mr. Trivilino has been associated with Apollo since 1995, most recently in the acquisitions group and prior to that as a Vice President of Winthrop Financial Associates, L.P., a Boston based real estate investor, property manager and owner. Prior to 1995, Mr. Trivilino specialized in mergers and acquisitions at Victor Capital Group, a New York based real estate merchant banking firm. From 1988 to 1993, Mr. Trivilino was Manager of Treasury Services at Pearson, Inc., the U.S. holding company for Pearson plc, a major multi-national British company. Mr. Trivilino began his career at Lazard Freres & Co., a New York based investment bank. Mr. Trivilino holds a BS in Finance from St. Johns University and has completed graduate level coursework at Fordham University.

COMPENSATION OF DIRECTORS

     Directors (Common and Preferred) who are not employees of the Company ("Outside Directors"), other than the Chairman, each receive a fee of $12,500 per year and $1,000 per meeting (Board or Committee) day attended, plus reimbursement of reasonable expenses. The Chairman of the Board receives a fee of $20,000 per year. In addition, a Non-Employee Directors Stock Option Plan (the "Plan") provides for the automatic granting of options to acquire shares of the Company's Common Stock to Outside Directors. The Company has reserved 300,000 shares of Common Stock for this purpose; although the shareholders are being asked to approve a 300,000 share increase in the number of shares reserved for this purpose (See "Approval of Amendment to Non-Employee Directors Stock Option Plan"). In 1997, each Outside Director received, pursuant to this Plan, an option to purchase 7,500 shares of Common Stock for his service on the Board of Directors plus an additional grant of options totaling 1,000 multiplied by the number of "Applicable Committees" of which such Outside Director is the Chairman. The Applicable Committees for purposes of the Plan in 1997 were the Company's Executive, Audit and Compensation Committees.

     Each Outside Director receives options to purchase a like sum of shares of Common Stock on the first business day of each fiscal year of the Company.
In addition, upon an Outside Director's initial election to the Board of Directors, such Outside Director receives the grant of an option to purchase 10,000 shares of Common Stock. All options granted pursuant to the Plan are fully vested at the time of grant and expire one-year after a Director leaves office.

     Directors who are also full-time employees of the Company receive no additional compensation for their services as Directors.

DIRECTORS' ATTENDANCE

     In 1997, the Board of Directors of the Company met five (5) times. There were three (3) regular meetings and two (2) special meetings. No current member of the Board failed to attend or was unexcused from any meetings of the Board or of any Committee on which such member served.

COMMITTEES OF THE BOARD

     The standing committees of the Board of Directors consist of the following:

     Executive Committee. The Executive Committee is currently comprised of Messrs. O'Donnell (Chairman), Jenkins, Neibart and Trivilino. The Executive Committee met one (1) time in 1997. The Executive Committee possesses all of the powers of the Board except the power to: (1) issue stock; (2) approve mergers with non-affiliated corporations; (3) declare dividends; and
(4) exercise certain other powers specifically reserved by Delaware law to the Board.

     Compensation Committee. The Compensation Committee is currently comprised of Messrs. Jenkins (Chairman), O'Donnell, and Spector. It met one
(1) time during 1997. The functions and duties of the Compensation Committee include the establishment of compensation plans, guidelines and performance criteria for the executive officers of the company who include the Chief Executive Officer ("CEO") and those executive officers who report directly to the CEO.

     Audit Committee. The Audit Committee is currently comprised of Messrs. Ruff (Chairman), Trivilino and Berger. It met two (2) times in 1997. The functions of the Audit Committee are to select and recommend to the Board of Directors a firm of independent certified public accountants to audit annually the financial statements of the Company; to review and discuss the scope of such audit; to receive and review the audit reports and recommendations; to transmit recommendations, if any, of the Audit Committee to the Board of Directors; to review with the internal audit department of the Company, from time to time, the accounting and internal control procedures of the Company and make recommendations to the Board of Directors for any changes deemed necessary in such procedures; and to perform such other functions as the Board of Directors from time to time shall delegate to that Committee.

     Nominating Committee. The Nominating Committee is currently comprised of Messrs. O'Donnell (Chairman) Spector and Jenkins. The functions of the Nominating Committee are to screen, select and recommend appropriate candidates for election to the Company's Board of Directors. It did not meet in 1997.
The Nominating Committee will consider nominees recommended by stockholders of the Company if the names and qualifications of such nominees are submitted in writing by November 30, 1998 to the Secretary of the Company, 16600 N. Lago Del Oro Parkway, Tucson, Arizona 85739, who will then forward the recommendation to the Chairman of the Nominating Committee.

OFFICERS AND PRINCIPAL EXECUTIVES OF THE REGISTRANT

     Listed below are the names and ages as of the Record Date of each of the officers and principal executives of the Company together with the principal positions and offices with the Company (or its subsidiaries) held by each:


 NAME                      AGE    POSITION
 ----                      ---    --------
William T. O'Donnell, Jr.  49   President, Chief Executive Officer, Director*
Robert E. Schrader         45   General Manager, Miraval
Terry A. Stephens          42   Senior Managing Director, Sierra Tucson
Loree Thompson             34   Principal Financial & Accounting Officer
Bertha Kenny               49   Secretary

* Mr. O'Donnell is serving as the Company's Chief Executive Officer pursuant to a Consulting Agreement with ODE, LLC, an Illinois limited liability company controlled by Mr. O'Donnell. (See "Employment and Consulting Agreements").

     William T. O'Donnell, Jr. See Directors' biographical material on Page 4.

     Robert E. Schrader. Mr. Schrader joined Miraval in September 1996 as its General Manager. His extensive background in the hotel industry, spanning twenty-two years, includes his having worked for both the Ritz-Carlton and the Four Seasons hotels. He also has a background in organizational development and strategic planning. Mr. Schrader received a Bachelor's Degree in marketing from Southern Illinois University in 1975.

    Terry A. Stephens. Mr. Stephens has been the Senior Managing Director of Sierra Tucson since May 1995. Prior to joining the Company, Mr. Stephens was the Chief Executive Officer of CPC St. John's River Hospital, a psychiatric hospital in Jacksonville, Florida. From 1990 to 1994, Mr. Stephens was Chief Executive Officer at Charter Retreat, Decatur, Alabama and Charter by the
Sea, St. Simons Island, Georgia. Previously, Mr. Stephens worked in various director and administrative positions at The Psychiatric Institute of Richmond, Richmond, Virginia. Mr. Stephens received his Master of Business Administration degree from Virginia Commonwealth University, Richmond, Virginia, in 1989, and his Bachelor of Arts degree from Marshall University, Huntington, West Virginia.

     Loree Thompson. Ms. Thompson was the Chief Financial Officer of the Company from November 1996 to May 1997. She rejoined the Company on a part-time consulting basis in July, 1997. She first joined the Company in October 1992 and held various positions including Controller and Director of MIS. Prior to joining the Company she was employed by Community Care Network in various financial and systems management roles. Previously, Ms. Thompson worked for Ernst & Young in Phoenix, Arizona. Ms. Thompson is a Certified Public Accountant and received her Bachelor of Science degree as a Cum Laude graduate in Accounting and Management Information Systems in 1987 from the University of Arizona.

     Bertha Kenny. Ms. Kenny has been the Corporate Secretary of the Company since May, 1996. In addition to her Corporate Secretary duties, Ms. Kenny also serves as Director of Administration. She joined the Company in December, 1990 and has held various positions including Assistant to the President. From 1989 to 1990, Ms. Kenny was part of the start-up team for the Greater Tucson Economic Council. Prior to that, from 1983 to 1989, she worked as an Administration Analyst for the IBM Corporation in Tucson. She attended Pima Community College and Northern Arizona University.

                COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning the annual and long term compensation for services rendered in all capacities to the Company during the three fiscal years ended December 31, 1997 of (i) the Chief Executive Officer, Mr. O'Donnell, and (ii) the only other Executive Officer of the Company whose total compensation exceeded $100,000 (collectively, the "Named Executive Officers"):

                    SUMMARY COMPENSATION TABLE

                                                                         Long Term
                                               Annual Compensation      Compensation
                                               -------------------      ------------
                                                                         Securities
                                                        All Other       Underlying
                                                         Annual           Option      All Other
                              Fiscal  Salary   Bonus   Compensation(1)    Awards     Compensation
Name and Principal Position    Year    ($)      ($)        ($)              (#)         ($)
---------------------------   ------  ------   -----   ------------     ------------ -----------
William T. O'Donnell, Jr.,    1997      -0-      -0-       -0-              9,500     179,000
President & Chief             1996      -0-      -0-       -0-              8,500     168,000
Executive Officer(2)          1995      -0-      -0-       -0-             83,500      -0-

Terry A. Stephens             1997    130,000  43,000      -0-               -0-        4,502
Senior Managing Director      1996    136,395  25,000      -0-             50,000       4,829
Sierra Tucson(3)              1995     69,850   5,000      -0-             25,000      35,752

(1) This column includes information relating to other annual compensation not included under the columns labeled "Salary" and "Bonus" to the extent that it exceeds $50,000 or 10% of the sum of such columns.

(2) Mr. O'Donnell became the Chief Executive Officer in November 1996, pursuant to a Consulting Agreement between the Company and ODE, LLC, an Illinois limited liability company controlled by Mr. O'Donnell. Mr. O'Donnell had been the Chief Executive Officer of the Company from the formation of the Company until January 1, 1995. Pursuant to the Consulting Agreement, $141,000 and $153,000 was paid to ODE, LLC in 1996 and 1997, respectively.

(3) Mr. Stephens has been the Senior Managing Director of Sierra Tucson since May 1995. Mr. Stephens' 1996 Bonus was paid in 1997. In 1997 the Company paid an annual premium of $851 on a term life insurance policy for Mr. Stephens and paid contributions of $3,651 to the Company's 401(k) Plan on behalf of Mr. Stephens.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants in 1997 to the Named Executive Officers.


                                        Individual                               Potential Realizable
                                          Grants                                 Value at Assumed
                                        Percentage of     Present                Annual Rates of Stock
                                        Total Options     Exercise               Price Appreciation
                              Options     Granted to       Price      Expiration   for Option Term(3)
Name                          Granted    Employees in     ($/Share)     Date
                                (#)      Fiscal Year(2)                            5%            10%
                                                                                   ($)           ($)
------------------            -------   --------------    ---------   ----------  --------      --------
William T. O'Donnell, Jr.(1)   9,500          6.57%         $2.63         (1)     16,435        41,610

Terry A. Stephens               -0-            -0-            -0-         -0-        -0-           -0-

(1) Mr. O'Donnell received options pursuant to the Company's Non-Employee Directors Stock Option Plan. Under the terms of that plan, such options are fully vested at the time of grant and expire one year following the date on which Mr. O'Donnell ceases to be a Director.

(2) The Company granted options representing 144,500 shares to employees and Named Executive Officers in fiscal 1997.

(3) The assumed rates of appreciation in this table were set by the SEC and are not intended to predict appreciation of the Company's common stock prices. If the stock price does not increase above the exercise price, the options will be valueless.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information on the value of the Named Executive Officers' unexercised options at December 31, 1997. There were no option exercises by such officers in 1997.

                                Number of Unexercised             Value of Unexercised
                                       Options                    In-the-Money Options
                                At Fiscal Year End (#)(1)          At Fiscal Year End(2)
Name                           Exercisable   Unexercisable       Exercisable    Unexercisable
----                           -----------   -------------       -----------    -------------
William T. O'Donnell, Jr.(3)     64,000          37,500               -0-           -0-

Terry A. Stephens                25,000          50,000               -0-           -0-

(1)  The number reflects options accumulated since October 1989.

(2) Fiscal year ended December 31, 1997. The closing price of the Company's common stock on that day on The Nasdaq Stock Market was $1.00. At that price no unexercised options, whether exercisable or unexercisable, were in-the-money.

(3) At December 31, 1997, Mr. O'Donnell held 26,500 options granted to him pursuant to the Company's Non-Employee Directors Stock Option Plan. Under the terms of that plan, such options are fully vested at the time of grant. He also held 75,000 options granted to him on January 20, 1995 pursuant to the Company's 1992 Stock Option Plan. Under the terms of that plan, 37,500 options were vested and exercisable at 12/31/97.

EMPLOYMENT AND CONSULTING AGREEMENTS

     William T. O'Donnell, Jr., became the Company's Chief Executive Officer on November 15, 1996. He is currently serving in that capacity on a part-time basis pursuant to a Consulting Agreement between the Company and ODE, LLC, an Illinois limited liability company controlled by Mr. O'Donnell. ODE receives $1,000 per day for Mr. O'Donnell's services plus reimbursement of expenses. Because he is serving as a consultant on a part-time basis and is not an employee, Mr. O'Donnell receives compensation as a director and participates in the Non-Employee Directors Stock Option Plan (See "Compensation of Directors"). The Agreement is cancellable by either party on thirty days prior written notice.

     Notwithstanding anything to the contrary set forth in any of the Company's Previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on Page 16 shall not be incorporated by reference into any such filings.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                 OF DIRECTORS OF NEXTHEALTH, INC.

     Decisions relating to compensation of the Company's executive officers are made by the Compensation Committee of the Board of Directors. The
Compensation Committee's executive compensation policies are designed to articulate and define the Board's philosophy with respect to executive compensation (including the Named Executive Officers). The Board's objectives are to provide direct linkage between the total compensation program and the accomplishment of the Company's business strategies and Company performance. Furthermore, the compensation program has been designed to enable the Company to attract, retain, and reward executive officers who contribute to the long-term success of the Company.

     Since February 1993, the composition of the Compensation Committee has consisted entirely of Outside Directors. The Compensation Committee is empowered to provide oversight, set compensation and help formulate and approve compensation programs and to administer the Company's 1990 and 1992 Stock Option Plans.

DUTIES AND RESPONSIBILITIES

     The specific responsibilities of the Compensation Committee consist of:

     - The development and approval of compensation policies and guidelines for the Company's executive officers. Executive officers include the Chief Executive Officer and the other "executive officers" of the Company as that term is described in the rules of the Securities and Exchange Commission.

     - The formulation and approval of comprehensive compensation programs for the executive officers based upon a review of competitive industry practices and the Compensation Committee's compensation philosophies and policies.

     - The review of the performance of the executive officers against specified annual corporate and individual objectives and the making of any annual base salary adjustments or annual or long-term incentive awards. Overall, the intent is to have more significant emphasis on variable compensation components and less on fixed cost components. The Committee believes this philosophy and program structure are in the best interests of the stockholders.

COMPENSATION PHILOSOPHIES

     The Compensation Committee has developed additional policies, guidelines, and programs relating to executive compensation which have included an alignment of the specific incentive components of compensation with measurable indicators of Company financial and strategically oriented performance indicators including earnings per share, gross revenues and attainment of budget projections. Other factors considered in making compensation decisions include individual performance and position accountabilities. In establishing total executive compensation, the Compensation Committee seeks to be competitive with other companies in the Company's industry peer group. In the past, the Compensation Committee has relied upon an independent compensation consulting firm to assist it in analyzing peer-group compensation and in developing comprehensive, performance-based policies and guidelines for use in structuring compensation plans for the Company's executive officers. Base salaries have generally been set at the average of the peer group. The number of options granted to the executive officers of the Company has generally been determined on a basis comparable to other publicly held companies in the health care industry; although the Company does not adhere to any firmly established formula or schedule for the issuance of options.

     The Compensation Committee believes that the Company has been in transition in the development of its new line of business and, for 1997, did not implement a formal incentive compensation plan for the Chief Executive Officer or any Named Executive Officer.

COMPONENTS OF COMPENSATION

     The Company's executive compensation program has generally consisted of three components: base salary, an annual incentive (bonus) payment, and long-term incentives (which consist of stock options). Executives also participate in various other benefit plans, including medical and 401(k) plans generally available to all employees of the Company.

BASE SALARIES/ANNUAL CASH COMPENSATION

     Historically, executive officer base salaries have been reviewed and set annually by the Compensation Committee based on recommendations developed by the Committee's independent compensation consultant. Salary levels are based on such factors as the individual officer's level of responsibility, comparisons to similar companies in the industry, and the performance of the Company and individual executives.

ANNUAL INCENTIVE COMPENSATION

     In the past, the Compensation Committee has developed, with its compensation consultant, an annual incentive compensation plan for senior executives that was based upon the accomplishment of specific qualitative criteria and the achievement of established performance goals.

     For the reason discussed above, no executive incentive compensation program was established for 1997.

LONG-TERM INCENTIVES

     The Company's long-term incentive compensation has typically taken the form of stock option grants. The Compensation Committee's position is that stock ownership by senior management is beneficial in aligning management's and stockholders' interests in the enhancement of share value.

CHIEF EXECUTIVE OFFICER

     Because Mr. O'Donnell is serving as Chief Executive Officer pursuant to a consulting agreement with ODE, LLC, the Compensation Committee has not considered long or short-term incentive compensation for him (see "Employment and Consulting Agreements).

     Section 162(m) of the Internal Revenue Code of 1986 as amended (the "Code"), adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1,000,000 the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable
year beginning after December 31, 1993.   Performance-based compensation is
outside the scope of the $1,000,000 limitation and, hence, generally can be deducted by a publicly-held corporation without regard to amount; provided that, among other requirements, stockholder approval is obtained. The Compensation Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officers in a taxable year which is subject to the deduction limit will exceed $1,000,000.

     In general, it is the intent of the Compensation Committee to assure the deductibility to the Company of executive compensation whenever possible and consistent with operational policies.

          Compensation Committee
          --------------------------
          Neil E. Jenkins, Chairman
          William T. O'Donnell, Jr.
          Bruce Spector

             COMPARISON CUMULATIVE PERFORMANCE GRAPH

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Common Stock with the total return index of The Nasdaq Stock Market and the total return index of Nasdaq Health Services Companies.

                   TOTAL RETURN TO STOCKHOLDERS
              (ASSUMES $100 INVESTMENT ON 12/31/92)

TOTAL RETURN ANALYSIS

                    12/31/92  12/31/93  12/30/94  12/29/95  12/31/96  12/31/97
NextHealth, Inc.    $100.00   $ 86.48   $ 62.16   $ 67.55   $ 58.11   $ 21.62

Nasdaq Health
 Services           $100.00   $115.37   $123.78   $157.23   $157.44   $160.48

Nasdaq Composite
 (US)               $100.00   $114.79   $112.21   $158.68   $195.19   $239.52

Source: Carl Thompson Associates www.ctaonline.com (303)494-5472. Data from Bloomberg Financial Markets.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

     The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of the Company's voting securities by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding voting securities;
(ii) each director (and nominee for director) of the Company; (iii) the Named Executive Officers; and (iv) all directors and executive officers of the Company as a group:


                                         Amount and Nature of     Percent of
Name                                     Beneficial Ownership       Class
----                                     --------------------     ----------
                            COMMON STOCK
AP NH LLC(1)                                   5,206,500              37.8%
William T. O'Donnell, Jr.(2)                   2,288,591              17.4
RH McKee Trust(3)                                959,150               7.3
Richardson Greenshields Customer(4)              650,000               5.0
Neil E. Jenkins(5)                               193,638               1.5
Dr. Joseph R. Cruse(6)                            48,000                 *
Loree Thompson(7)                                 38,500                 *
Terry A. Stephens(8)                              37,500                 *
George L. Ruff(9)                                 27,000                 *
Stephen L. Berger(10)                             25,000                 *
Lee S. Neibart(11)                                25,000                 *
Bruce Spector(11)                                 25,000                 *
Alfred C. Trivilino(11)                           25,000                 *
Michael L. Ashner(11)                             17,500                 *
Robert Schrader(12)                                6,250                 *
Bertha Kenny(13)                                   6,250                 *
All Named Executive Officers and
Directors as a Group(14)                       2,763,229              20.9

                     SERIES A PREFERRED STOCK

AP NH LLC                                         46,065               100%

*Represents less than one percent (1%) of the Company's outstanding voting stock.

(1) Represents shares issuable upon the conversion of Series A Preferred Stock into Common Stock in accordance with the Preferred Stock Series Designation (4,606,500) and upon exercise of warrants held by AP NH and an affiliate to purchase 600,000 shares of Common Stock.

(2) Does not include 146,638 shares held in a trust, the trustee of which is Mr. Jenkins, for the Benefit of Mr. O'Donnell's children, and as to which Mr. O'Donnell disclaims any beneficial interest. Includes options which are exercisable within the next sixty (60) days to purchase 56,250 shares granted pursuant to the Company's 1992 Stock Option Plan and 35,000 shares granted pursuant to the Company's 1993 Non-Employee Directors Stock Option Plan.
Mr. O'Donnell's address is c/o ODE, LLC, 144 Green Bay, Winnetka, Illinois
60093.

(3) As of March 9, 1998, the address of the RH McKee Trust is 24 Biltmore Estates, Phoenix, Arizona 85016. This information is based on a Schedule 13G filing with the Securities and Exchange Commission dated March 9, 1998.

(4) As of the Record Date, the Company has received no 13G or 13D filing for Richardson Greenshields.

(5) Includes options to purchase 43,000 shares granted to Mr. Jenkins pursuant to the Company's 1993 Non-Employee Directors Stock Option Plan. Also includes 146,638 shares held in a trust, of which Mr. Jenkins is trustee, for the benefit of Mr. O'Donnell's children.

(6) Includes options to purchase 48,000 shares granted to Dr. Cruse pursuant to the Company's 1993 Non-Employee Directors Stock Option Plan.

(7) Includes options, which are exercisable within the next sixty (60) days, to purchase 38,500 shares granted to Ms. Thompson pursuant to the Company's 1990 and 1992 Stock Option Plans.

(8) Includes options, which are exercisable within the next sixty (60) days, to purchase 37,500 shares granted to Mr. Stephens pursuant to the Company's 1990 and 1992 Stock Option Plans.

(9) Includes options to purchase 27,000 shares granted to Mr. Ruff pursuant to the Company's 1993 Non-Employee Directors Stock Option Plan.

(10) Includes options to purchase 25,000 shares granted to Mr.Berger pursuant to the Company's 1993 Non-Employee Directors Stock Option Plan.

(11) Includes options to purchase 25,000 shares granted to Messrs. Neibart, Spector and Trivilino and 17,500 shares granted to Mr. Ashner pursuant to the Company's 1993 Non-Employee Directors Stock Option Plan. Does not include 4,606,500 shares of Common Stock represented by the 46,065 shares of Series A Preferred Stock held by AP NH or the 600,000 shares of Common Stock represented by warrants held by AP NH as to which each of them disclaims any beneficial interest.

(12) Includes options, which are exercisable within the next sixty (60) days, to purchase 6,250 shares granted to Mr. Schrader pursuant to the Company's 1992 Stock Option Plan.

(13) Includes options, which are exercisable within the next sixty (60) days, to purchase 6,250 shares granted to Ms. Kenny pursuant to the Company's 1990 and 1992 Stock Option Plans.

(14) Includes options, which are exercisable within the next sixty (60) days, to purchase 415,250 shares granted to members of this group pursuant to the Company's 1990 and 1992 and Non-Employee Directors Stock Option Plans.

CERTAIN TRANSACTIONS

     In December 1994 the Company engaged in a business transaction with ODE, LLC, a Limited Liability Company (the "Related LLC") owned by the Chairman of the Company's Board of Directors, then Chief Executive Officer and more than five percent (5%) stockholder, Mr. O'Donnell. The Company sold to and leased back from the Related LLC its closed Adolescent Center. Under these agreements, the Company sold its Adolescent Center to the Related LLC for the appraised and book value of $1 million and simultaneously leased the buildings back from the Related LLC for seven years at an annual cost of $150,000 payable in quarterly installments. The lease agreement grants the Company the option to both repurchase the buildings for fair market value and to renew the lease for an additional ten-year period.

     In accordance with the series designation for the Series A Preferred Stock, the Preferred Directors (Messrs. Neibart, Ashner, Spector and Trivilino) are appointed by AP NH, LLC, a Delaware limited liability company ("APNH") as the holder of the outstanding Series A Preferred Stock. APNH is affiliated with AP LOM, LLC, a Delaware limited liability company ("Apollo Lender") which, on November 15, 1996, loaned the Company $8,090,000 ("Apollo Loan") at the same time as and as part of the related transaction by which APNH acquired its Series A Preferred Stock. In addition, the Company received a $5,000,000 standby commitment from the Apollo Lender subject to the Apollo Lender's good faith discretion and certain other conditions. As of December 31, 1997, $2.8 million had been drawn under the standby loan commitment. The terms of the Apollo Loan are described in more detail in the Notes to Consolidated Financial Statements entitled "Long-term Debt and Financing Obligation", included in the Annual Report which accompanies this Proxy Statement.

     In 1997, the Company entered into an Asset Management Agreement with Fall Creek Partners ("Fall Creek") pursuant to which Fall Creek provided and continues to provide asset management and certain financial services for the Company's health and leisure resort, "Miraval". Fall Creek is principally owned by George L. Ruff, a Company director. Fall Creek was paid
$72,000 in fees pursuant to this Agreement in 1997.

     The Company does not engage in any transactions with its officers, directors, or five percent (5%) stockholders or their affiliates unless the transaction is approved by a majority of the disinterested and independent directors of the Company after full disclosure or is on terms no less favorable to the Company than would be available from an unaffiliated third party.

               APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has recommended the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. Ernst & Young LLP has served as the Company's independent auditors since 1988.

     Services provided to the Company and its subsidiaries by Ernst & Young LLP with respect to 1997 included the audit of the Company's consolidated financial statements and the 401(k) Plan, services related to filings with the Securities and Exchange Commission, tax filings and consultations on various tax, acquisition due diligence, and information systems matters.

     In the event stockholders do not ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year, such appointment will be reconsidered by the Audit Committee and the Board of Directors.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

     The enclosed form of Proxy provides a means for stockholders to vote for the approval of the appointment of Ernst & Young LLP or to abstain from voting with regard to the approval of the appointment of Ernst & Young LLP. Each properly executed Proxy received in time for the meeting will be voted as specified therein. If a shareholder executes and returns a Proxy but does not specify otherwise, the shares represented by such shareholder's Proxy will be counted for approval of the appointment of Ernst & Young LLP.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS
VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

              APPROVAL OF AMENDMENT TO NON-EMPLOYEE
                   DIRECTORS STOCK OPTION PLAN

     The Board of Directors has approved an amendment (the "Plan Amendment") to the Company's Non-Employee Directors Stock Option Plan (the "Plan") pursuant to which the number of shares subject to option grants under the Plan was increased by 300,000 (the "Additional Shares") from 300,000 to 600,000. Shareholder approval for any amendment that materially increases the number of shares subject to option grants is required pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "1934 Act"). The Plan Amendment was adopted in order to allow the Company to issue additional options pursuant to the Plan, thereby furthering the best interests of the Company and its stockholders by allowing the Company to continue attracting and retaining non-employee directors. The proposed Plan Amendment is attached hereto as Exhibit "A" and included herein by reference, and the summary of the Plan Amendment is qualified in its entirety by the full text of the Plan Amendment.

     Issuance of options under the Plan has certain tax consequences for both the Company and individuals who are granted options. Options granted under the Plan will constitute nonstatutory stock options for purposes of the Internal Revenue Code. The granting of a nonstatutory stock option does not result in taxable income to the optionee. However, upon the exercise of a nonstatutory stock option or, if applicable, the date on which the restrictions imposed by Section 16(b) of the 1934 Act are deemed to lapse, the holder of nonstatutory options will recognize taxable ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or the date Section 16(b) restrictions lapse, if applicable) over the exercise price. Optionees subject to Section 16(b) may elect under
Section 83(b) of the Code to include as ordinary income in the year of exercise of the nonstatutory option an amount equal to the difference between the fair market value of the purchased shares on the date of exercise (assuming no restriction) and the option price paid for the shares. If the
Section 83(b) election is made, the optionee will not recognize any additional income as and when the Section 16(b) restrictions lapse. The Company is entitled to take an income tax deduction to the extent an optionee recognizes ordinary income. Persons selling shares of Common Stock acquired through exercise of nonstatutory options will recognize capital gain to the extent that the sales price for the shares exceeds the fair market value of the shares that was utilized to determine gain at the time the options were exercised. The preceding discussion is based on federal tax laws and regulations in effect as of the date hereof and does not purport to be a complete description of the federal income tax aspects of the Plan. No information is provided herein with respect to the estate, inheritance, state or local tax laws, although there may be certain consequences upon the receipt or exercise of an option the disposition of the acquired shares under those laws.

     The enclosed form of Proxy provides a means for stockholders to vote for the approval of the Amendment or to abstain from voting with regard to the Plan Amendment. Each properly executed Proxy received in time for the meeting will be voted as specified therein. If a shareholder executes and returns a Proxy but does not specify otherwise, the shares represented by such shareholder's Proxy will be counted for approval of the Plan Amendment.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE PLAN.

Votes Required
--------------
     Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 1998 and approval of the Plan Amendment will require the affirmative vote of at least a majority of the shares of Common Stock (including shares of Common Stock represented by the Series A Preferred Stock on an "as converted" basis) represented in person or by proxy and entitled to vote at the Annual Meeting, as well as the affirmative vote of the holder of the Series A Preferred Stock.

     For this purpose, a stockholder voting through a proxy who abstains with respect to approval of Ernst & Young LLP or the Plan Amendment is considered to be present and entitled to vote on such approval at the meeting, and is in effect a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the approval of Ernst & Young LLP or the Plan Amendment shall not be considered present and entitled to vote on such proposal.

                          OTHER MATTERS

Compliance with Section 16(a) of the Securities Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten-percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     The Company has adopted procedures to assist its officers and directors in complying with Section 16(a) of the Exchange Act, which includes assisting the officer or director in preparing forms for filing. Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with for the 1997 fiscal year.

OTHER BUSINESS

     As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than that which has been referred to above. As to other business, if any, that may come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the recommendation of the

Board of Directors or if no such recommendation is given in the judgment of the person or persons voting the proxies.

          STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposal of a stockholder intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company, for inclusion in the Company's Proxy and Notice of Annual Meeting relating to the 1999 Annual Meeting, by December 31, 1998.

                   AVAILABILITY OF 10-K REPORT

     The Company has filed its Form 10-K with the Securities and Exchange Commission for the year ended December 31, 1997. Portions of this report are being sent as part of the Annual Report to Stockholders which accompanies this Proxy Statement. A complete copy of the report is available free of charge to any stockholder by contacting:

                         Bertha B. Kenny
                       Corporate Secretary
                         NextHealth, Inc.
                  16600 N. Lago Del Oro Parkway
                      Tucson, Arizona 85739
                          (520) 792-5800

                      ADDITIONAL INFORMATION

     The cost of preparing, assembling, mailing and all other expenses of soliciting proxies in the enclosed form will be borne by the Company. In addition, directors, officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing, personal conversations, or by telephone or fax. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                              By order to the Board of Directors


                              /s/Bertha B. Kenny
                              ------------------
                              Bertha B. Kenny
                              Secretary

April 24, 1998

                                                          EXHIBIT "A"

                        FIRST AMENDMENT TO THE
               NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                                  OF
                           NEXTHEALTH, INC.

     1.   Background.
          NextHealth, Inc. (the "Company") has previously established a Non-Employee Directors Stock Option Plan (the "Plan") for the purpose of advancing the interests of the Company by attracting and retaining non-employee directors by providing them with a propriety interest in the success of the Company. Section 6(b) of the Plan provides that the aggregate number of shares of the Company's common stock that may be issued upon the exercise of all options which may be granted under the Plan will not exceed 300,000. The Company believes that it is in its best interests to increase the maximum number of shares issuable upon the exercise of all options that may be granted under the Plan by 300,000 shares to a total of 600,000 shares. Pursuant to Section 13 of the Plan, the Board of Directors of the Company has approved the amendments to the Plan set forth herein.

     2.   Amendment of Section 6 of the Plan.
          Section 6(b) of the Plan is hereby amended to increase the aggregate number of shares of the Company's common stock that may be issued upon the exercise of all options which may be granted under the Plan by 300,000 shares (the "Additional Shares") to an aggregate amount of 600,000.

     3.   Continued Effect of Plan.
          Except as otherwise amended hereby, the Plan shall remain in full force and effect.

     4.   Effective Date of Amendment.
          This Amendment becomes effective upon its approval by the stockholders of the Company in accordance with applicable state law.

          IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officers effective as of the Effective Date.

                                         NEXTHEALTH, INC., a Delaware
                                         corporation


                                         By:________________________
                                            Its:  President and Chief
                                                  Executive Officer

ATTEST:

By:___________________________
   Its:  Secretary

                          [FRONT OF CARD]

                                 PROXY
                           NEXTHEALTH, INC.
                      16600 N. Lago Del Oro Parkway
                          Tucson, Arizona 85739

The undersigned hereby appoints Neil E. Jenkins and Alfred C. Trivilino, and each of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of NextHealth, Inc. Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Hyatt Regency O'Hare, 9300 Bryn Mawr, Rosemont, Illinois on Thursday, May 21, 1998 at 10:00 a.m. Central Daylight Time, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals as more fully described in the notice of and proxy statement for the meeting (receipt whereof is hereby acknowledged).

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR (1), (2), (3) AND (4)

1.  ELECTION OF DIRECTORS
/ / FOR the nominee listed below   / /WITHHOLD AUTHORITY to vote for the
nominees listed below

  NOMINEES:  WILLIAM T. O'DONNNELL, JR.       STEPHEN L. BERGER

(INSTRUCTIONS: To grant authority to vote for the nominees named above check the "FOR" line; to withhold authority for one of the nominees strike through such nominee's name).

2. PROPOSAL TO APPROVE THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998

    FOR             AGAINST               ABSTAIN

3. PROPOSAL TO APPROVE THE AMENDMENT TO THE NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

    FOR             AGAINST               ABSTAIN

4.  OTHER MATTERS

    FOR             AGAINST               ABSTAIN

    In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS (1), (2), (3) AND (4)

                  (Please Sign and Date the Other Side)

                     [BACK OF CARD]

Dated:___________________, 1998         ____________________________
                                        Signature


                                        ____________________________
                                        Signataure if held jointly

Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

[Please return in the enclosed postage-paid envelope.  I will     will not
 attend the meeting.]